UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices) (Zip Code)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 9, 2021, iMedia Brands, Inc. (the “Company”) entered into a Confidential Vendor Exclusivity Agreement (the “IWCA Agreement”) with Invicta Watch Company of America, Inc. (“IWCA”), one of the Company's ten largest vendors, pursuant to which IWCA granted the Company the exclusive right to market, promote and sell watches and watch accessories using the Invicta brand names and any substantially similar or directly competitive goods or services through the Company’s live or taped direct response video retail programming in North and South America during the five-year exclusivity period of the IWCA Agreement, unless earlier terminated pursuant to the terms of the IWCA Agreement. During the final year of the term of the IWCA Agreement, the parties are required to negotiate in good faith the terms of a five-year extension. This new agreement permits the Company to extend its exclusive relationship with one of its largest vendors, providing critical long-term stability to the Company's key vendor ranks.

Pursuant to the IWCA Agreement, the Company agreed to issue to IWCA $4.5 million of restricted stock units (“RSUs”), priced at the closing bid price of the Company’s common stock on the Nasdaq Capital Market on the trading date immediately preceding the date of the IWCA Agreement – a total of 442,043 RSUs. One-fifth of the RSUs will vest annually, beginning on June 9, 2021 and ending on June 9, 2025. IWCA also agreed to provide the Company with a revolving line of credit in the amount of $3.0 million during the first, second and third quarters of each of the Company’s fiscal years during the term of the IWCA Agreement and $4.0 million during the fourth quarter of each of the Company’s fiscal years during the term of the IWCA Agreement. IWCA is an affiliate of Eyal Lalo, the Company's Vice Chair.

The IWCA Agreement is terminable by either party within 60 days after a change of control of the Company, with such termination being effective one year following the notice date. The Company has the right to terminate the IWCA Agreement (i) immediately upon IWCA’s breach of the exclusivity provision in the IWCA Agreement and (ii) upon 30 days’ prior written notice if IWCA materially breaches the IWCA Agreement and does not cure such default during the 30-day notice period.

Additionally, on June 9, 2021, the Company entered into a Confidential Vendor Exclusivity Agreement (the “Famjams Agreement”) with Famjams Trading LLC (“Famjams”), one of the Company's ten largest vendors, pursuant to which Famjams granted the Company the exclusive right to market, promote and sell products using the Medic Therapeutics and Safety Vital brand names and any substantially similar or directly competitive goods or services through the Company’s television networks, website and mobile applications, platforms on social media and mobile host sites and brick and mortar retailing locations in North and South America, Europe and Asia during the five-year exclusivity period, unless earlier terminated pursuant to the terms of the Famjams Agreement. Until the expiration of the exclusivity period, such license is exclusive to the IMBI retailing channels. During the final year of the term of the Famjams Agreement, the parties are required to negotiate in good faith the terms of a five-year extension. This new agreement provides the Company with an exclusive relationship with one of its largest and fastest growing new vendors.

Pursuant to the Famjams Agreement, the Company agreed to issue to Famjams $1.5 million of RSUs, priced at the closing bid price of the Company’s common stock on the Nasdaq Capital Market on the trading date immediately preceding the date of the Famjams Agreement – a total of 147,347 RSUs. One-fifth of the RSUs will vest annually, beginning on June 9, 2021 and ending on June 9, 2025. Famjams also agreed to provide the Company with a revolving line of credit in the amount of $2.0 million during the term of the Famjams Agreement.

The Company also agreed, pursuant to the Famjams Agreement, to deliver a cash deposit of $6.0 million to Famjams to be used as working capital by Famjams. This deposit will bear interest in the amount of 5% per annum and will become due and payable in full at the end of the term of the Famjams Agreement, or if the Famjams Agreement is extended for a five-year period, at the end of such renewal period. In the event of a default, the Company agreed that the intellectual property and trademarks associated with the Famjams products subject to the Famjams Agreement pledged as collateral fully satisfies any due and owing working capital amount owed by Famjams to the Company. Famjams is an affiliate of Michael Friedman, a director of the Company.

The Famjams Agreement is terminable by either party within 60 days after a change of control of the Company, with such termination being effective one year following the notice date. The Company has the right to terminate the Famjams Agreement (i) immediately upon Famjams’ breach of the exclusivity provision in the Famjams Agreement and (ii) upon 30 days’ prior written notice if Famjams materially breaches the Famjams Agreement and does not cure such default during the 30-day notice period.

The foregoing descriptions are qualified in their entirety by reference to the IWCA and Famjams confidential vendor exclusivity agreements and RSU award agreements, copies of which are included as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, on June 9, 2021, the Company entered into the IWCA Agreement pursuant to which it issued an aggregate of 442,043 RSUs. One-fifth of the RSUs will vest annually, beginning on June 9, 2021 and ending on June 9, 2025. The description of the transaction and the RSUs contained in Item 1.01 is incorporated by reference into this Item 3.02.

As described in Item 1.01 of this Current Report on Form 8-K, on June 9, 2021, the Company entered into the Famjams Agreement pursuant to which it issued an aggregate of 147,347 RSUs. One-fifth of the RSUs will vest annually, beginning on June 9, 2021 and ending on June 9, 2025. The description of the transaction and the RSUs contained in Item 1.01 is incorporated by reference into this Item 3.02.

On June 9, 2021, the Company sold 147,347 shares of its common stock to ALCC for $1.5 million, with the shares priced at the closing bid price of the Company’s common stock on the Nasdaq Capital Market on June 8, 2021.

The foregoing descriptions are qualified in their entirety by reference to the RSU award agreements and ALCC stock purchase agreement, copies of which are included as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Restricted Stock Unit Award Agreement, dated June 9, 2021, by and between the Company and Invicta Watch Company of America, Inc.
4.2	Restricted Stock Unit Award Agreement, dated June 9, 2021, by and between the Company and Famjams Trading LLC
10.1	Confidential Vendor Exclusivity Agreement, dated June 9, 2021, by and between the Company and Invicta Watch Company of America, Inc.
10.2	Confidential Vendor Exclusivity Agreement, dated June 9, 2021, by and between the Company and Famjams Trading LLC
10.3	Stock Purchase Agreement, dated June 9, 2021, by and between the Company and ALCC, LLC.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer